Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO

AUSTRALIA, CANADA, SOUTH AFRICA OR JAPAN.

IDENTIVE ANNOUNCES COMMON STOCK OFFERING

SANTA ANA, Calif. and ISMANING, Germany, May 23, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced it is offering to sell shares of its common stock in an underwritten public offering in the United States pursuant to its effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). Cowen and Company, LLC and Morgan Joseph TriArtisan LLC are acting as joint book-running managers for the underwritten public offering. Identive expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from Identive at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Identive intends to use the proceeds of the offering to fund continued growth, acquisitions, working capital and general corporate purposes.

Identive shares offered in the underwritten offering in the U.S. will be issued pursuant to an effective shelf registration statement that was previously filed with the SEC and was declared effective on May 3, 2011. A preliminary prospectus supplement describing the terms of the underwritten offering has been filed with the SEC, and an electronic copy is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the underwritten public offering in the U.S. may also be obtained from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140) or Morgan Joseph TriArtisan LLC 600 Fifth Avenue, 19th Floor, New York, NY 10020, Attn: Prospectus Department, Phone: 212-218-3970, Fax: 212-218-3705.

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About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group provide products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. For additional info visit: www.identive-group.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Whether or not the offering described above occurs is dependent on such factors as market receptivity and the value of our common stock. Additional information concerning other risks and uncertainties related to our business are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission.

The distribution of this announcement and the offering of Identive shares in certain jurisdictions may be restricted by law. No action has been taken by Identive or any other person that would permit an offering of such shares or possession or distribution of this announcement or any other offering or publicity material relating to such shares in any jurisdiction where action for that purpose is required. Persons into whose possession this announcement comes are required by Identive to inform themselves about, and to observe such restrictions.

Contacts
Darby Dye	AnnikaOelsner
+1 949 553-4251	+49 89 9595 5220
ddye@identive-group.com	aoelsner@identive-group.com